Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)    Registration Statement (Form S‑3 No. 333-211847) of Ares Commercial Real Estate Corporation, and

(2)	Registration Statement (Form S‑8 No. 333‑181077) pertaining to the Ares Commercial Real Estate Corporation 2012 Equity Incentive Plan
of our report dated March 7, 2017, with respect to the consolidated financial statements of Ares Commercial Real Estate Corporation included in this Annual Report (Form 10‑K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP
Los Angeles, California
March 7, 2017